Exhibit 10.30

UNIVERSAL CORPORATION

Restricted Stock Units Award Agreement

THIS RESTRICTED STOCK UNITS AWARD AGREEMENT, dated as of this 30th day of May, 2025, between Universal Corporation, a Virginia corporation (the “Company”) and Airton L. Hentschke (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2023 Stock Incentive Plan and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated herein by reference. All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1.Award of Restricted Stock Units. Pursuant to the Plan, the Company on May 30, 2025 (the “Award Date”) granted to Participant 22,050 restricted stock units (the “Restricted Stock Units”) subject to the terms and conditions of the Plan and subject further to the restrictions, terms and conditions herein set forth.

2.Terms and Conditions. The award of Restricted Stock Units hereunder is subject to the following terms and conditions:

(a)Vesting. This award of Restricted Stock Units shall become vested and payable (“Vested”) in the following amounts on each of the following dates (each a “Vesting Date”), subject to the Participant’s continued employment with the Company and its Affiliates through each applicable Vesting Date, except as otherwise provided by the Plan or this Agreement:

Vesting Date	% Vesting
First anniversary of Award Date	40%
Second anniversary of Award Date	60%

Only a whole number of Restricted Stock Units shall become vested as of any given Vesting Date. If the number of Restricted Stock Units determined as of a Vesting Date is a fractional number, the number vesting shall be rounded down to the nearest whole number with any fractional portion carried forward.

(b)Payment. Payment for Participant’s Restricted Stock Units (“Payment”) shall be made at or as soon as administratively practicable (but in any event within 30 days) following the time the Restricted Stock Unit becomes Vested. On Payment, the Company shall issue one share of Common Stock to the Participant for each Restricted Stock Unit that is to be paid.

(c)Dividend Equivalent Rights. Restricted Stock Units do not provide the Participant with the rights of a shareholder of Common Stock. However, the Participant shall accumulate dividend equivalent rights on all Restricted Stock Units in an amount equal to the dividends paid with respect to a share of Common Stock on each date prior to Payment that a dividend is paid on the Company’s Common Stock. The dividend equivalent rights shall be converted into additional Restricted Stock Units based on the Fair Market Value of a share of Common Stock on the date the dividend is paid, shall be subject to the same terms and conditions (including vesting terms) as the corresponding Restricted Stock Units and shall accumulate and be paid in additional shares of Common Stock if and when Payment for the corresponding Restricted Stock Units is made.

(d)Tax Withholding. The Company has the right to withhold from any Payment shares having an aggregate fair market value (determined by the Company for tax withholding purposes) on the date of the Payment equal to the amount of taxes required to be withheld or otherwise deducted and paid with respect to such issuance.

(e)Change of Control. For purposes of this Agreement, a Change of Control shall mean:

(i)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of item (iii) of this subsection 2(e); or

(ii)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

3.Death or Disability. The Restricted Stock Units not yet Vested shall become Vested in the event that Participant dies or becomes Disabled while employed by the Company or an Affiliate.

4.Forfeiture. All Restricted Stock Units that are not then Vested shall be forfeited if Participant’s employment with the Company or an Affiliate terminates except as provided in Section 3 above or Section 7 below.

5.Reserved.

6.Disability or Disabled. Disability or Disabled shall have the meaning of “disability” set forth in the Plan.

7.Change of Control. Notwithstanding any other provision of this Agreement to the contrary, all unvested Restricted Stock Units not previously forfeited shall become Vested and shall be immediately paid, in the event of (a) a Change of Control and (b) within the two (2) year period following such Change of Control, the Participant’s employment is terminated other than for Cause or the Participant terminates employment for Good Reason (with “Cause” and “Good Reason” given the meaning assigned such terms in the Company’s Change in Control Severance Policy, as it may be amended from time to time).

8.Change in Capital Structure. The number of Restricted Stock Units covered by this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company. The Company may in its discretion in accordance with Section 1.409A-3(j)(4)(ix) of the Treasury Regulations, cause these Restricted Stock Units to terminate and be immediately paid in the event of a liquidation or dissolution of the Company taxed in accordance with Section 331 of the Code or approved by a bankruptcy court.

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

The award of these Restricted Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

9.Recoupment. If the Committee determines, in its sole discretion, that a Participant at any time has willfully engaged in any activity that the Committee determines was or is harmful to the Company, then the Committee may cause any unvested Restricted Stock Units to be forfeited in part or in whole. In the event of a material restatement of financial statements, the Committee may cause any unvested Restricted Stock Units to be forfeited or the Company may seek a recoupment of payments made pursuant to this Agreement. In addition, the Committee may cause any unvested Restricted Stock Units to be forfeited or the Company may seek a recoupment of payments made under this Agreement in the event of the Participant’s ethical misconduct. In addition, this Award shall be subject to the Universal Corporation Dodd-Frank Clawback Policy, effective as of October 2, 2023, and any other any recoupment policy the Company may adopt or any other applicable law.

10.Fractional Shares. Fractional shares of Common Stock shall not be issuable hereunder upon Payment, and when any provision hereof may entitle the Participant to a fractional share, such fraction shall be disregarded.

11.No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

12.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

13.Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

14.Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15.Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

16.Section 409A. It is intended that the Restricted Stock Units granted under this Agreement avoid application of, or comply in all respects with, the requirements of Section 409A of the Code and the applicable U.S. Treasury Regulations and other generally applicable guidance issued thereunder (collectively, the “Applicable Regulations”), and this Restricted Stock Unit Agreement shall be interpreted for all purposes in accordance with this intent. In the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under the Applicable Regulations, the Participant shall be solely liable for the payment of any such taxes, penalties or interest.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

UNIVERSAL CORPORATION

By:	/s/ CATHERINE H. CLAIBORNE
Catherine H. Claiborne Vice President, General Counsel, and Secretary

PARTICIPANT

/s/ AIRTON L. HENTSCHKE
Airton L. Hentschke